EXHIBIT 32
Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350
      Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Parametric Technology Corporation (the “Company”) certifies that, to his knowledge, the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 10, 2007	/s/ C. Richard Harrison
C. Richard Harrison
Chief Executive Officer

Date: May 10, 2007	/s/ Cornelius F. Moses, III
Cornelius F. Moses, III
Executive Vice President and Chief Financial Officer